Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FOURTH QUARTER 2020 EPS OF $1.16

SEATTLE, WASHINGTON - February 16, 2021, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced fourth quarter 2020 financial results including the following highlights compared to the same quarter of 2019:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 47% to $1.16
•	Net Earnings Attributable to Shareholders increased 45% to $199 million
•	Operating Income increased 56% to $282 million
•	Revenues increased 55% to $3.2 billion
•	Airfreight tonnage volume increased 10% and ocean container volume increased 19%

“We moved more freight in the fourth quarter of 2020 than in any other quarter in our history,” said Jeffrey S. Musser, President and Chief Executive Officer. “We set Company bests in airfreight tonnage and ocean containers shipped, as well as in revenue, operating income and net earnings. All 17,500 people in our international network performed at levels we have never experienced before and in one of the most challenging operating environments in our 40-year history. I cannot thank our people enough and am tremendously proud to be part of an organization capable of performing at these levels while facing so many disruptions due to the COVID-19 pandemic. I credit our strong knowledge-based culture and our ability to collectively work as one team as primary factors in our success.

“Air buy and sell rates were elevated and volatile during the quarter, and supply and demand remained severely out of alignment, as demand for certain goods, particularly from North Asia, drove record high air tonnage. Air capacity remained extremely tight, as passenger flights have not returned to anywhere near their pre-COVID-19 pandemic levels. We anticipate that air supply/demand and pricing conditions are likely to remain unsettled well into 2021.

“Our ocean services business also experienced significant marketplace imbalance during the quarter, as demand soared and volumes increased, particularly on exports from North and South Asia, which drove higher average buy and sell rates. In addition, port congestion from labor and equipment shortages have significantly disrupted sailing schedules. We expect the pressure on buy rates to remain elevated until those conditions subside.

“In addition to our diverse workforce and our inclusive culture, our solid performance was largely based on the strength of our carrier relationships – both in air and ocean. Here, too, I applaud the extra focus and dedication of our people to keep those relationships strong and to secure available space for our customers in such unpredictable conditions. The marketplace remains very fluid. Despite some signs of improved COVID-19 conditions in certain parts of the world, supply chains continue to be disrupted. We remain focused on keeping our people safe, first and foremost, while continuing to serve our customers at the very highest level.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “We also experienced strong growth in Customs Brokerage, Order Management, Transcon and Distribution, as our customers’ businesses improved and we on-boarded new customers. These latest results are particularly striking in comparison to the fourth quarter of 2019, when average sell rates had declined faster than our average buy rates, and both air and ocean volumes fell as slowing trade to and from China impacted overall freight movement around the globe just as the earliest effects of COVID-19 were being felt. While we are unable to predict how ongoing disruptions related to COVID-19 will affect our future operations or financial results going forward, we do not expect these unprecedented operating conditions to persist long-term. We will continue to make important investments in people, processes and technology, as well as to invest in our strategic efforts to explore new areas for profitable growth.”

Mr. Powell noted that the Company’s effective tax rate for the full year of 2020 was 27.0%, compared to 25.6% in 2019. Earnings of our international subsidiaries, which on average have higher effective tax rates when compared to U.S. Federal and State tax rates, were proportionally higher in 2020 than in the U.S.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.

Fourth Quarter 2020 Earnings Release, February 16, 2021

Financial Highlights for the Three and Twelve months ended December 31, 2020 (Unaudited)

(in 000's of US dollars except per share data)

	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change
Revenues	$3,169,188	$2,044,941	55%	$10,116,481	$8,175,426	24%
Directly related cost of transportation and other expenses[1]	$2,340,603	$1,398,638	67%	$7,188,790	$5,538,958	30%
Salaries and other operating expenses[2]	$546,774	$465,963	17%	$1,987,254	$1,869,776	6%
Operating income	$281,811	$180,340	56%	$940,437	$766,692	23%
Net earnings attributable to shareholders	$198,620	$137,326	45%	$696,140	$590,395	18%
Diluted earnings attributable to shareholders per share	$1.16	$0.79	47%	$4.07	$3.39	20%
Basic earnings attributable to shareholders per share	$1.17	$0.81	44%	$4.14	$3.45	20%
Diluted weighted average shares outstanding	171,692	173,401		170,896	174,209
Basic weighted average shares outstanding	169,473	170,339		168,333	170,899

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Consolidated Statements of Earnings.

The twelve months ended December 31, 2019 includes the effect of changing our presentation of certain import services from a net to a gross basis and our revised presentation of destination services that started in the second quarter of 2019, which increased revenues and directly related operating expenses in customs brokerage and other services but did not change operating income.

During the three and twelve months ended December 31, 2020, we repurchased 0.2 million and 4.6 million shares of common stock at an average price of $90.81 and $72.26 per share, respectively. During the three and twelve months ended December 31, 2019, we repurchased 1.2 million and 5.3 million shares of common stock at an average price of $73.89 and $72.91 per share, respectively.

	Employee Full-time Equivalents as of December 31,
	2020	2019
North America	6,724	6,905
Europe	3,492	3,459
North Asia	2,398	2,488
South Asia	1,631	1,697
Middle East, Africa and India	1,497	1,548
Latin America	784	855
Information Systems	983	961
Corporate	399	384
Total	17,908	18,297

	Fourth quarter year-over-year percentage increase in:
	Airfreight kilos	Ocean freight FEU
2020
October	5%	15%
November	12%	20%
December	13%	21%
Quarter	10%	19%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on February 19, 2021 will be considered in management's 8-K “Responses to Selected Questions.”

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” such as statements relating to management’s views with respect to future events and underlying assumptions that involve risks and uncertainties, including statements such as our expectations of continued volatility in air pricing, ongoing pressure for elevated buy rates in the ocean services business, that the COVID-19-related operating conditions will not continue long-term, and that the Company expects to continue making investments in people, processes and technology. Future financial performance could differ materially because of factors such as: our ability to perform at these levels while facing several disruptions due to the COVID-19 pandemic, including employee retention and their health and safety; our ability to execute during port congestion due to labor and equipment shortages and disrupted sailing schedules; the timing of passenger flights returning close to their pre-COVID-19 levels; the impact on our ocean volumes; continued volatility in airfreight and ocean buy and sell rates; our access to carrier capacity; our ability to keep our global offices open and operating; our ability to execute our business continuity plans; the strength of our financial position and our ability to continue to make investments in our strategic initiatives; our ability to remain a strong, healthy, unified and resilient organization; and the future impact of changes in the mix of domestic and foreign income on our effective tax rate. The COVID-19 pandemic could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in “Item 1A. Risk Factors” of the Company’s most recent Quarterly Report on Form 10-Q. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2020. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 31, 2020	December 31, 2019
Assets:
Current Assets:
Cash and cash equivalents	$1,527,791	$1,230,491
Accounts receivable, net	1,998,055	1,315,091
Deferred contract costs	327,448	131,783
Other	110,250	92,558
Total current assets	3,963,544	2,769,923
Property and equipment, net	506,425	499,344
Operating lease right-of-use assets	432,723	390,035
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	—	8,034
Other assets, net	16,884	16,621
Total assets	$4,927,503	$3,691,884
Liabilities:
Current Liabilities:
Accounts payable	$1,136,859	$735,695
Accrued expenses, primarily salaries and related costs	257,021	189,446
Contract liabilities	379,722	154,183
Current portion of operating lease liabilities	74,004	65,367
Federal, state and foreign income taxes	45,437	23,627
Total current liabilities	1,893,043	1,168,318
Noncurrent portion of operating lease liabilities	364,185	326,347
Deferred federal and state income taxes, net	7,048	—
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share, authorized 640,000. Issued and outstanding: 169,294 shares at December 31, 2020 and 169,622 shares at December 31, 2019	1,693	1,696
Additional paid-in capital	157,496	3,203
Retained earnings	2,600,201	2,321,316
Accumulated other comprehensive loss	(99,753)	(131,187)
Total shareholders’ equity	2,659,637	2,195,028
Noncontrolling interest	3,590	2,191
Total equity	2,663,227	2,197,219
Total liabilities and equity	$4,927,503	$3,691,884

16-February-2021	Expeditors International of Washington, Inc.	Page 3 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Revenues:
Airfreight services	$1,547,223	$757,954	$4,784,402	$2,929,882
Ocean freight and ocean services	755,250	519,730	2,353,247	2,217,554
Customs brokerage and other services	866,715	767,257	2,978,832	3,027,990
Total revenues	3,169,188	2,044,941	10,116,481	8,175,426
Operating Expenses:
Airfreight services	1,228,254	569,282	3,679,185	2,143,999
Ocean freight and ocean services	577,600	378,801	1,762,754	1,613,646
Customs brokerage and other services	534,749	450,555	1,746,851	1,781,313
Salaries and related	427,344	352,723	1,538,104	1,422,315
Rent and occupancy	43,480	41,775	169,863	166,182
Depreciation and amortization	14,339	12,494	56,959	50,950
Selling and promotion	4,135	11,150	18,436	44,002
Other	57,476	47,821	203,892	186,327
Total operating expenses	2,887,377	1,864,601	9,176,044	7,408,734
Operating income	281,811	180,340	940,437	766,692
Other Income (Expense):
Interest income	1,545	4,680	10,415	22,803
Other, net	551	477	5,712	6,299
Other income, net	2,096	5,157	16,127	29,102
Earnings before income taxes	283,907	185,497	956,564	795,794
Income tax expense	84,382	47,749	258,350	203,778
Net earnings	199,525	137,748	698,214	592,016
Less net earnings attributable to the noncontrolling interest	905	422	2,074	1,621
Net earnings attributable to shareholders	$198,620	$137,326	$696,140	$590,395
Diluted earnings attributable to shareholders per share	$1.16	$0.79	$4.07	$3.39
Basic earnings attributable to shareholders per share	$1.17	$0.81	$4.14	$3.45
Weighted average diluted shares outstanding	171,692	173,401	170,896	174,209
Weighted average basic shares outstanding	169,473	170,339	168,333	170,899

16-February-2021	Expeditors International of Washington, Inc.	Page 4 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Operating Activities:
Net earnings	$199,525	$137,748	$698,214	$592,016
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses (recoveries) on accounts receivable	977	(454)	5,584	(1)
Deferred income tax expense	5,499	4,499	8,371	4,482
Stock compensation expense	17,407	12,182	62,498	61,543
Depreciation and amortization	14,339	12,494	56,959	50,950
Other, net	490	129	3,960	941
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(372,753)	19,744	(647,193)	265,919
Increase (decrease) in accounts payable and accrued expenses	228,555	(40,788)	430,495	(181,987)
(Increase) decrease in deferred contract costs	(89,560)	261	(189,447)	28,811
Increase (decrease) in contract liabilities	105,455	(164)	217,699	(37,097)
Increase (decrease) in income taxes payable, net	19,146	14,812	8,502	(18,472)
Decrease (increase) in other, net	12,612	4,783	(630)	4,830
Net cash from operating activities	141,692	165,246	655,012	771,935
Investing Activities:
Purchase of property and equipment	(10,124)	(9,079)	(47,543)	(47,022)
Other, net	553	(518)	1,516	1,007
Net cash from investing activities	(9,571)	(9,597)	(46,027)	(46,015)
Financing Activities:
Proceeds from issuance of common stock	12,329	28,055	186,345	148,245
Repurchases of common stock	(18,162)	(92,138)	(332,387)	(389,060)
Dividends Paid	(88,114)	(85,369)	(174,929)	(170,553)
Payments for taxes related to net share settlement of equity awards	—	—	(10,566)	(6,674)
Net cash from financing activities	(93,947)	(149,452)	(331,537)	(418,042)
Effect of exchange rate changes on cash and cash equivalents	24,107	8,324	19,852	(1,122)
Change in cash and cash equivalents	62,281	14,521	297,300	306,756
Cash and cash equivalents at beginning of period	1,465,510	1,215,970	1,230,491	923,735
Cash and cash equivalents at end of period	$1,527,791	$1,230,491	$1,527,791	$1,230,491
Taxes Paid:
Income taxes	$59,607	$25,914	$239,849	$222,083

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EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended December 31, 2020:
Revenues[1]	$800,663	94,153	41,527	1,300,215	329,050	458,012	146,596	(1,028)	3,169,188
Directly related cost of transportation and other expenses[2]	$460,288	60,625	23,422	1,103,063	256,677	325,878	111,179	(529)	2,340,603
Salaries and other operating expenses[3]	$245,721	26,367	11,894	96,498	40,251	101,631	24,905	(493)	546,774
Operating income	$94,654	7,161	6,211	100,654	32,122	30,503	10,512	(6)	281,811
Identifiable assets at period end	$2,532,324	186,204	85,085	876,856	272,106	752,589	240,984	(18,645)	4,927,503
Capital expenditures	$3,328	194	66	417	1,229	2,976	1,914	—	10,124
Depreciation and amortization	$9,235	498	284	1,283	493	2,091	455	—	14,339
Equity	$1,928,945	67,243	32,273	241,155	121,411	196,637	114,369	(38,806)	2,663,227
For the three months ended December 31, 2019:
Revenues[1]	$678,979	89,370	38,925	615,401	188,278	327,879	107,104	(995)	2,044,941
Directly related cost of transportation and other expenses[2]	$386,114	54,372	23,148	495,267	137,231	227,248	75,813	(555)	1,398,638
Salaries and other operating expenses[3]	$223,703	25,371	14,170	62,813	30,154	83,734	26,459	(441)	465,963
Operating income	$69,162	9,627	1,607	57,321	20,893	16,897	4,832	1	180,340
Identifiable assets at period end	$1,978,307	153,813	72,677	538,526	178,336	551,576	219,953	(1,304)	3,691,884
Capital expenditures	$5,122	844	485	600	323	1,216	489	—	9,079
Depreciation and amortization	$7,581	494	324	1,227	449	1,945	474	—	12,494
Equity	$1,521,059	65,100	29,148	247,725	94,727	159,308	114,726	(34,574)	2,197,219

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the twelve months ended December 31, 2020:
Revenues[1]	$2,776,546	328,427	156,163	3,838,332	989,633	1,544,130	487,011	(3,761)	10,116,481
Directly related cost of transportation and other expenses[2]	$1,568,461	192,875	93,249	3,157,086	738,648	1,080,741	359,682	(1,952)	7,188,790
Salaries and other operating expenses[3]	$877,117	100,687	48,114	332,978	149,269	375,900	104,968	(1,779)	1,987,254
Operating income	$330,968	34,865	14,800	348,268	101,716	87,489	22,361	(30)	940,437
Identifiable assets at period end	$2,532,324	186,204	85,085	876,856	272,106	752,589	240,984	(18,645)	4,927,503
Capital expenditures	$31,604	1,886	564	2,202	2,264	6,394	2,629	—	47,543
Depreciation and amortization	$37,081	1,946	1,194	4,961	1,876	8,029	1,872	—	56,959
Equity	$1,928,945	67,243	32,273	241,155	121,411	196,637	114,369	(38,806)	2,663,227
For the twelve months ended December 31, 2019:
Revenues[1]	$2,712,067	354,405	150,202	2,494,556	743,406	1,280,669	443,487	(3,366)	8,175,426
Directly related cost of transportation and other expenses[2]	$1,528,815	212,369	87,297	1,970,662	544,873	884,968	311,997	(2,023)	5,538,958
Salaries and other operating expenses[3]	$859,946	101,654	55,512	271,594	127,478	342,073	112,844	(1,325)	1,869,776
Operating income	$323,306	40,382	7,393	252,300	71,055	53,628	18,646	(18)	766,692
Identifiable assets at period end	$1,978,307	153,813	72,677	538,526	178,336	551,576	219,953	(1,304)	3,691,884
Capital expenditures	$28,666	2,353	1,556	1,767	1,558	9,231	1,891	—	47,022
Depreciation and amortization	$31,049	1,881	1,489	5,263	1,912	7,398	1,958	—	50,950
Equity	$1,521,059	65,100	29,148	247,725	94,727	159,308	114,726	(34,574)	2,197,219

1In 2019, the Company revised its process to record the transfer, between its geographic operating segments, of revenues and the directly related cost of transportation and other expenses for freight service transactions between Company origin and destination locations. This change better aligns revenue reporting with the location where the services are performed, as well as the transactional reporting being developed as part of the Company’s new accounting systems and processes. The change in presentation had no impact on consolidated or segment operating income. The 2019 results also include the effect of changing the presentation of certain import services from a net to a gross basis, which increased segment revenues and directly related operating expenses but did not change operating income. The impact of these changes on reported segment revenues was immaterial and prior year segment revenues have not been revised.

2Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Consolidated Statements of Earnings.

3Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Consolidated Statements of Earnings.

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